UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) June 29, 2021

Commission	Registrant; State of Incorporation;	IRS Employer
File Number	Address; and Telephone Number	Identification No.

1-9513	CMS ENERGY CORPORATION (A Michigan Corporation) One Energy Plaza Jackson, Michigan 49201 (517) 788-0550	38-2726431

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
CMS Energy Corporation Common Stock, $0.01 par value	CMS	New York Stock Exchange
CMS Energy Corporation 5.625% Junior Subordinated Notes due 2078	CMSA	New York Stock Exchange
CMS Energy Corporation 5.875% Junior Subordinated Notes due 2078	CMSC	New York Stock Exchange
CMS Energy Corporation 5.875% Junior Subordinated Notes due 2079	CMSD	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company:     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.            ☐

Item 3.03.	Material Modification to Rights of Security Holders.

On July 1, 2021, CMS Energy Corporation ("CMS Energy") issued and sold 9,200,000 depositary shares (the “Depositary Shares”), each representing a 1/1,000th interest in a share of its 4.200% Cumulative Redeemable Perpetual Preferred Stock, Series C (Liquidation Preference Equivalent to $25.00 per Depositary Share) (the “Preferred Stock”) pursuant to the Underwriting Agreement filed as Exhibit 1.1 to this Current Report on Form 8-K for net proceeds (after underwriting discounts and before expenses) of $224,498,112.50. Under the terms of the Preferred Stock and subject to certain exceptions, CMS Energy may not declare or pay dividends on, and it and its subsidiaries may not purchase, redeem or otherwise acquire for consideration, shares of CMS Energy’s common stock or any class or series of capital stock of CMS Energy that rank junior to the Preferred Stock, unless CMS Energy has declared and paid the cumulative dividends on the Preferred Stock for all preceding dividend periods (or a sum sufficient for the payment therefor has been set aside). The terms of the Preferred Stock, including such restrictions, are more fully described in, and this description is qualified in its entirety by reference to, the Certificate of Designation (as defined in Item 5.03 below), a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective June 29, 2021, CMS Energy amended its Restated Articles of Incorporation to create the Preferred Stock by filing its Preferred Stock Certificate of Designation with the Michigan Department of Licensing and Regulatory Affairs, Bureau of Commercial Services - (the “Certificate of Designation”). The Preferred Stock has the terms set forth in the Certificate of Designation, a copy of which (including the form of certificate evidencing the shares of the Preferred Stock) is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated in this Item 5.03 by reference.

Item 8.01.	Other Events.

The Preferred Stock and the associated Depositary Shares were sold, pursuant to a Registration Statement on Form S-3 that CMS Energy filed with the Securities and Exchange Commission utilizing a “shelf” registration process (No. 333-236742) (the "Registration Statement"), a Preliminary Prospectus Supplement dated June 24, 2021 to the Prospectus dated February 28, 2020, an Issuer Free Writing Prospectus that included the final terms of the transaction, a Final Prospectus Supplement dated June 24, 2021 to the Prospectus dated February 28, 2020 and the Underwriting Agreement filed as Exhibit 1.1 to this Current Report on Form 8-K, all relating to the Preferred Stock and such Depositary Shares. CMS Energy intends to use the net proceeds for general corporate purposes, including working capital and repayment of indebtedness.

In connection with the issuance of the Depositary Shares, CMS Energy entered into a Deposit Agreement, dated as of July 1, 2021 (the “Deposit Agreement”), by and among CMS Energy, Equiniti Trust Company and the holders from time to time of the depositary receipts described therein (the “Depositary Receipts”) evidencing the Depositary Shares. The shares of Preferred Stock were deposited against delivery of the Depositary Receipts pursuant to the Deposit Agreement. A copy of the Deposit Agreement is filed as Exhibit 4.2 to this Current Report on Form 8-K and the form of Depositary Receipt is filed as Exhibit 4.3 to this Current Report on Form 8-K, each of which are incorporated herein by reference.

This Current Report on Form 8-K is being filed to file certain related documents in connection with the offering as exhibits to the Registration Statement.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

1.1	Underwriting Agreement dated June 24, 2021 among CMS Energy and BofA Securities, Inc., Morgan Stanley & Co. LLC, RBC Capital Markets, LLC and Wells Fargo Securities, LLC, as representatives of the underwriters named therein.

3.1	Certificate of Designation of 4.200% Cumulative Redeemable Perpetual Preferred Stock, Series C, dated June 28 , 2021.

4.1	Form of Certificate Representing 4.200% Cumulative Redeemable Perpetual Preferred Stock, Series C (included in Exhibit 3.1).

4.2	Deposit Agreement, dated as of July 1, 2021, among CMS Energy, Equiniti Trust Company, and the holders from time to time of the depositary receipts described therein.

4.3	Form of Depositary Receipt (included in Exhibit 4.2).

5.1	Opinion of Melissa M. Gleespen, Esq., Vice President, Corporate Secretary and Chief Compliance Officer of CMS Energy, dated July 1, 2021, regarding the legality of the Depositary Shares and the 4.200% Cumulative Redeemable Perpetual Preferred Stock, Series C.

23.1	Consent of Melissa M. Gleespen, Esq. (included in Exhibit 5.1).

99.1	Information relating to Item 14 of the Registration Statement on Form S-3 (No. 333-236742).

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded in the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CMS ENERGY CORPORATION

Dated: July 1, 2021	By:	/s/ Rejji P. Hayes
Rejji P. Hayes
Executive Vice President and
Chief Financial Officer